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                                                                   EXHIBIT 23.01


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration statement (Form S-3) and related Prospectus of Intuit Inc. for the registration of up to $ 500,000,000 in securities of Intuit Inc. and to the incorporation by reference therein of our report dated August 22, 2000, with respect to the consolidated financial statements and schedule of Intuit Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.




                                                          /s/ Ernst & Young LLP
Palo Alto, California
January 26, 2001